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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 22, 2002
                                                         -----------------



                        BURNHAM PACIFIC PROPERTIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          MARYLAND                      1-9524                      33-0204126
----------------------------    ------------------------     -------------------
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)




         110 WEST A STREET, SUITE 900, SAN DIEGO, CALIFORNIA 92101-3711
         --------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                                 (619) 652-4700
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                       N/A
     ---------------------------------------------------------------------
     (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE
                                  LAST REPORT)


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ITEM 5. OTHER EVENTS.

     On February 22, 2002, Burnham Pacific Properties, Inc. (the "Company") sold its interest in the Lake Arrowhead Village shopping center to LAV, LLC, an entity formed by Scott C. Verges, the Company's Chief Executive Officer, and Daniel B. Platt, the Company's Chief Financial Officer, for a net purchase price of approximately $19.1 million. Under the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 26, 2001, as subsequently amended on February 12, 2002, (1) LAV, LLC assumed all of the outstanding mortgage indebtedness secured by the asset in satisfaction of the payment of the purchase price, (2) the Company advanced $2 million (the "Construction Credit") into an escrow account to be controlled by the mortgage lender from which LAV, LLC may draw amounts necessary to fund the costs of significant structural repairs to the center's seawall and parking garage, and (3) Messrs. Verges and Platt personally agreed to repay a $500,000 portion of the Construction Credit advance and $377,000 of certain other credits in 30 equal monthly installments. The $19.1 million of outstanding mortgage indebtedness assumed by LAV, LLC bears interest at an annual rate of 9.375%, matures in 2011 and cannot be prepaid until 2011. Messrs. Verges and Platt also separately agreed to forfeit all severance benefits, which would have cost the Company an aggregate of approximately $4.8 million, which they otherwise would have been entitled to receive no later than January 15, 2002.

     The Company's Board of Directors considered other offers for the Lake Arrowhead Village shopping center and ultimately determined that the transactions with Messrs. Verges and Platt would result in greater net proceeds to the Company than any of the other offers. In connection with this transaction, the Company received a fairness opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the effect that the consideration to be received by the Company is fair to the Company from a financial point of view. The agreements relating to the sale of the Lake Arrowhead Village shopping center and the termination of severance benefits have been included as exhibits 10.1 to 10.5 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

          Not applicable.

     (b) Pro Forma Financial Information.

          Not applicable.

     (c) Exhibits.

         10.1 Contingent Termination of Retention Agreement, by and between the Company and Scott C. Verges, dated as of November 26, 2001.



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         10.2  Contingent Termination of Severance Agreement, by and between the
               Company and Daniel B. Platt, dated as of November 26, 2001.

         10.3 Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 26, 2001, by and between LAV, LLC and BPP/Arrowhead, L.P.

         10.4 First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated as of February 12, 2002, by and between LAV, LLC and BPP/Arrowhead, L.P.

         10.5  Promissory Note, dated as of February 22, 2002.



                  [Remainder of page left blank intentionally]



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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.


                                          BURNHAM PACIFIC PROPERTIES, INC.


Dated: February 22, 2002                  By:  /S/ DANIEL B. PLATT
                                             ----------------------------------
                                          Name:  Daniel B. Platt
                                          Title: Chief Financial Officer



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